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                                           Filed Pursuant to Rule 424(b)(3)
                                           Registration Statement No. 333-29547


                               INNOVA CORPORATION

                 SUPPLEMENT TO PROSPECTUS DATED AUGUST 8, 1997

     The Prospectus is hereby amended to add the following sentence as a new third sentence in the paragraph captioned "Risk Factors -- Shares Eligible for Future Sale After the Offering" on page 16 of the Prospectus, as a new second sentence of the second paragraph captioned "Share Eligible for Future Sale" on page 59 of the Prospectus and as a new last sentence to the sixth paragraph captioned "Underwriting" on page 62 of the Prospectus:

           UBS Securities LLC has advised the Company that it intends to consent to the sale, prior to August 26, 1997, of up to 550,000 shares of the 7,719,666 shares held by shareholders who have previously entered into "Lock-Up
           Agreements".

                                                                 August 12, 1997